Exhibit 99.1

KM QUAD Announces Entering into a Merger Agreement with Quetta Acquisition Corporation

JIUJIANG, CHINA — February 14, 2025 —KM QUAD, a Cayman Islands company (“KM QUAD” or the “Company”), the parent company of Jiujiang Lida Technology Co., Ltd., a film product design and manufacturer in China (the “ Lida Technology”), announced today that it has entered into an Agreement and Plan of Merger (the “Merger Agreement”) for a business combination with Quetta Acquisition Corporation (Nasdaq: QETA, QETAR, QETAU), a special purpose acquisition company incorporated in Delaware (“Quetta”).

Upon consummation of the transaction contemplated by the Merger Agreement, (i) Quetta will reincorporate by merging with and into Quad Global Inc., a Cayman Islands exempted company and wholly-owned subsidiary of Quetta (“Quad Global”), and (ii) concurrently with the reincorporation merger, Quad Group Inc., a Cayman Islands exempted company and wholly-owned subsidiary of Quad Global, will be merged with and into KM QUAD, resulting in KM QUAD being a wholly-owned subsidiary of Quad Global (the “Business Combination” and the transactions in connection with the Business Combination collectively, the “Transaction”). Upon the closing of the Transaction, the parties plan to remain Nasdaq-listed under a new ticker symbol.

KM QUAD Overview

Founded in 2016, Lida Technology, also known as “QUAD,” is a provider of automotive protective films with various decorative and strong functional features. QUAD specializes in the design, development, production, and sale of high-performance automotive protective films and window tints. Renowned for both their decorative and functional features, QUAD’s products are designed to enhance the appearance and durability of vehicles while providing valuable protection. In addition to automotive applications, QUAD also manufactures specialized films for construction and battery use, further diversifying its product offerings.

QUAD has 113 intellectual property rights in China, including 72 registered trademarks, five trademark applications currently pending, 15 copyrights, 14 registered patents, 15 patent applications currently pending, and two domains. QUAD also has approximately 40 employees that are dedicated to research and development exclusively, and an established vast distribution network throughout China. QUAD has a well-established manufacturing capacity. Its main manufacturing facility is located in Jiujiang, Jiangxi Province, in an area which consists of 33 acres of land with over 21,000 square meters, including two production plants and one research and development center. QUAD’s distribution network spans throughout China, covering over 200 cities in China.

QUAD’s current management team will continue running the combined company after the Transaction.

Key Transaction Terms

Under the terms of the Merger Agreement, Quetta’s wholly-owned subsidiary, Quad Global, will acquire KM QUAD, resulting in Quad Global being a listed company on the Nasdaq Stock Market. At the effective time of the Transaction, KM QUAD’s shareholders and management will receive 30 million ordinary shares of Quad Global. The shares held by certain KM QUAD’s shareholders will be subject to lock-up agreements for a period of six months following the closing of the Transaction, subject to certain exceptions.

The Transaction, which has been approved by the boards of directors of both Quetta and KM QUAD, is subject to regulatory approvals, the approvals by the shareholders of Quetta and KM QUAD, respectively, and the satisfaction of certain other customary closing conditions, including, among others, a registration statement, of which the proxy statement/prospectus forms a part, being declared effective by the U.S. Securities and Exchange Commission (the “SEC”), and the approval by Nasdaq of the listing application of the combined company.

The description of the Business Combination contained herein is only a summary and is qualified in its entirety by reference to the Merger Agreement relating to the Business Combination. A more detailed description of the Transaction and a copy of the Merger Agreement will be included in a Current Report on Form 8-K to be filed by Quetta with the SEC and will be available on the SEC’s website at www.sec.gov.

Comments on KM QUAD

Mr. Qiuping Ke, Chief Executive Officer of KM QUAD, remarked: “For 20 years, QUAD has evolved alongside the automotive protective film market. Our mission, ‘Cutting-Edge Automotive Film Solutions,’ reflects our commitment to continuously developing innovative products that protect vehicles while adding unique colors and advanced functionalities. With a strong focus on research and development and robust manufacturing capabilities, we have gained extensive expertise, established a comprehensive brand matrix, and developed a nationwide distribution network. Our products address critical challenges facing the rapidly growing electric vehicle market, helping owners protect and customize their cars while effectively reducing in-car temperatures. We are thrilled to collaborate with Quetta, as we share a common vision and business approach, and we are confident their team will help us achieve our goals and drive long-term success.”

Mr. Hui Chen, Chief Executive Officer of Quetta, stated: “Our aim is to identify a company with solid product offerings, a proven track record, and good prospects for future growth. We believe that we have found these qualities in KM QUAD. We look forward to completing this transaction and working with KM QUAD’S management team to help them thrive as a public company while they continue to grow.”

Advisors

Loeb & Loeb LLP, Beijing B&D Law Firm, and Ogier Global (Cayman) Limited are serving as legal advisors to Quetta. Torres & Zheng at Law, P.C., J. Zhang and Associates, P.C., Hunan Qiyuan Law Firm, Zhong Lun Law Firm, and Harney Westwood & Riegels are serving as legal advisors to KM QUAD. Chain Stone Capital Limited are serving as financial advisor to KM QUAD.

About KM QUAD

KM QUAD’s operating subsidiary, Jiujiang Lida Technology Co. Ltd. (“Lida Technology,” also known as “QUAD”) was founded in 2016 in China, and over the years, QUAD has become one of the largest designers and manufacturers of film products applied in the automobile, construction, furniture, and battery industry nationwide. QUAD has over 100 intellectual property rights in China and 40 employees that are dedicated to research and development exclusively, and an established vast distribution network throughout China, covering over 200 cities in China.

About Quetta Acquisition Corporation

Quetta Acquisition Corporation is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses.

Participants in the Solicitation

Quad Global Inc., Quetta Acquisition Corporation, and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of Quetta’s common stock in respect of the proposed Transaction. Information about Quetta’s directors and executive officers and their ownership of Quetta’s common stock is currently set forth in Quetta’s prospectus related to its initial public offering dated October 5, 2023, as modified or supplemented by any Form 10-K, Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation will be included in a registration statement on Form F-4 (as may be amended from time to time) that will include a proxy statement and a registration statement/preliminary prospectus (the “Registration Statement”) pertaining to the proposed Transaction when it becomes available. These documents can be obtained free of charge from the sources indicated below.

No Offer or Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Transaction and does not constitute an offer to sell or the solicitation of an offer to buy any securities of Quetta or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Important Information about the Proposed Business Combination and Where to Find It

In connection with the Transaction, Quad Global will file relevant materials with the SEC, including the Registration Statement. Promptly after the Registration Statement is declared effective, the proxy statement/prospectus will be sent to all Quetta shareholders entitled to vote at the special meeting relating to the Transaction. Before making any voting decision, securities holders of Quetta are urged to read the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the Transaction as they become available because they will contain important information about the Transaction and the parties to the Transaction.

Stockholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, and other documents filed or that will be filed with the SEC through Quetta through the website maintained by the SEC at www.sec.gov, or by directing a request to the contacts mentioned below.

Hui Chen

Chief Executive Officer, Chairman and President

Quetta Acquisition Corp.

Tel: +1(212) 612-1400

KM QUAD

Company Secretary

Zhenzhen Zhang

Email: qf@quadfilmus.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Quetta’s and KM QUAD’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Quetta’s and KM QUAD’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside the control of Quetta or KM QUAD and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement relating to the proposed Business Combination; (2) the outcome of any legal proceedings that may be instituted against Quetta or KM QUAD following the announcement of the Merger Agreement and the transactions contemplated therein; (3) the inability to complete the Business Combination, including due to failure to obtain approval of the shareholders of Quetta or other conditions to closing in the Merger Agreement; (4) delays in obtaining or the inability to obtain necessary regulatory approvals (including approval from PRC regulators) required to complete the transactions contemplated by the Merger Agreement; (5) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the transaction to fail to close; (6) the inability to obtain or maintain the listing of the post-acquisition company’s ordinary shares on Nasdaq following the Business Combination; (7) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (8) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the Business Combination; (10) changes in applicable laws or regulations; (11) the possibility that KM QUAD or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties to be identified in the Registration Statement filed by Quad Global (when available) relating to the Business Combination, including those under “Risk Factors” therein, and in other filings with the SEC made by Quetta and KM QUAD. Quetta and KM QUAD caution that the foregoing list of factors is not exclusive. Quetta and KM QUAD caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither Quetta nor KM QUAD undertakes or accepts any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, subject to applicable law. The information contained in any website referenced herein is not, and shall not be deemed to be, part of or incorporated into this press release.

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